                                                                   Exhibit 10.29


DEBENTURE

Issued to:        ROYNAT CAPITAL INC.
                  40 KING STREET WEST, 26TH FLOOR
                  TORONTO, ONTARIO

                  FACSIMILE NO. (416) 933-2783


                       REGAL GREETINGS & GIFTS CORPORATION
                            939 EGLINTON AVENUE EAST
                                TORONTO, ONTARIO
                                     M4G 2L6
                             FACSIMILE NO. (      )

                                    DEBENTURE
                                    ---------

$7,000,000                                                    December  14, 2001

1. Regal Greetings & Gifts Corporation (the "Company") for value received hereby promises to pay to RoyNat Capital Inc. ("RoyNat"), at its address specified above, the principal amount of Seven Million Dollars ($7,000,000) in the manner hereinafter provided, together with all other moneys which may from time to time be owing hereunder or pursuant hereto.

2. PRINCIPAL PAYMENTS. Subject to the provisions of this Debenture, the principal amount of this Debenture shall become due and payable by twelve (12) quarterly instalments, each in the amount of $150,000, payable on the 15th day of the last month of each quarterly period from and including January 15, 2004 to and including October 15, 2006 and the balance of the said principal amount, together with interest thereon and all other monies owing hereunder, shall become due and payable on the 15th day of January, 2007.

3. INTEREST. Interest shall be payable on the 15th day of each month on the balance from time to time outstanding of the principal amount of this Debenture, any overdue interest and any other monies due and payable hereunder, both before and after maturity, default or judgment, at 12% per annum (the "Loan Rate") calculated and compounded monthly, computed from the respective dates of advance of the moneys by RoyNat to the Company until payment in full of all moneys owing hereunder. The first interest payment date shall be the 15th day of the month in which the first advance is made by RoyNat hereunder or, if the first advance is made after the 15th day of a month, the first interest payment date shall be the 15th day of the next succeeding month. At the option of RoyNat, interest accrued may be deducted from proceeds of advances hereunder.

4. REDEMPTION. This Debenture shall be non-redeemable, in whole or in part, unless RoyNat, in its sole and absolute discretion and on terms satisfactory to it in all respects, determines otherwise.

5. PARTIAL PAYMENTS. In case less than the total principal amount of this Debenture is redeemed at any time, the principal amount so redeemed shall be credited against the principal payable hereunder in inverse order of maturity.

6. SECURITY. As security for the payment of the principal, interest and all other moneys from time to time payable under this Debenture, and the performance by the Company of all its obligations hereunder and to better secure the principal, interest and other monies from time to time secured hereunder, but subject to Permitted Encumbrances and to the exception as to leaseholds hereinafter contained, the Company hereby grants a security interest in and grants, assigns, mortgages and charges, as and by way of a first, fixed and specific mortgage and charge to and in favour of RoyNat:

         (a) all real and immoveable property, both freehold and leasehold, now owned or hereafter acquired by the Company, together with all buildings, erections, fixed machinery and fixed equipment presently situated thereon or which may at any time hereafter be constructed or placed thereon or used in connection therewith, including without limitation the property described in Schedule "B" hereto;

         (b) all furniture, machinery, equipment, vehicles, accessories and other tangible personal property (other than Inventory) now owned or hereafter acquired by the Company or in respect of which the Company now or hereafter has any right, title or interest, together with any proceeds of sale or disposition thereof, and including without limitation the property described in Schedule "C" hereto.

         And for the same consideration and purposes and subject to the same exceptions, the Company hereby charges as and by way of a first floating charge to and in favour of RoyNat the undertaking of the Company and all its property and assets for the time being, both present and future, and of whatsoever nature and wherever situate (other than property and assets from time to time effectively subjected to the fixed and specific mortgages and charges created hereby or by any instrument supplemental hereto).

         Provided that such floating charge shall not prevent the Company from time to time until the security hereby constituted shall have become enforceable from selling, leasing or otherwise disposing of the property, rights and assets included in such floating charge or from making expenditures with a view to the expansion of its business or from giving security constituting Permitted Encumbrances, all in the ordinary course of its business and subject to the provisions of this Debenture. Notwithstanding any other provision of this Debenture except as provided in the foregoing sentence, the security interests constituted hereby and by any supplemental security granted to RoyNat shall not be subordinate to, nor is there any intention to subordinate such security interests to, any Permitted Encumbrances or security interests held by others.

         All security interests created by this Debenture attach immediately upon execution of the Debenture. The attachment of the floating charge has not been postponed and the floating charge shall attach to any particular property intended to be subject to it as soon as the Company has rights in such property.

         All property and assets of the Company whether specifically charged or subjected to the floating charge are hereinafter referred to as the "Mortgaged Premises".

7. EXCEPTION AS TO LEASEHOLDS. It is hereby declared that the last day of any term of years reserved by any lease or sublease, verbal or written, or any agreement therefor, now held or hereafter acquired by the Company is excepted out of the Mortgaged Premises, but the Company shall stand possessed of any such reversion upon trust to assign and dispose thereof as RoyNat may direct.

8. PAYMENTS AND NOTICE. Any payments not received by RoyNat by two o'clock p.m. on a Business Day shall be deemed to have been received on the next Business Day. Any notice required or desired to be given hereunder or under any Offer of Finance or under any instrument supplemental hereto shall be in writing and may be given by personal delivery, by facsimile or other means of electronic communication or by sending the same by registered mail, postage prepaid, to RoyNat or to the Company at their respective addresses set out above and, in the case of electronic communication, to the facsimile numbers set out above. Any notice so delivered shall be conclusively deemed given when personally delivered and any notice sent by facsimile or other means of electronic transmission shall be deemed to have been delivered on the Business Day following the sending of the notice, and any notice so mailed shall be conclusively deemed given on the third Business Day following the day of mailing, provided that in the event of a known disruption of postal service, notice shall not be given by mail. Any address for notice or payments herein referred to may be changed by notice in writing given pursuant hereto.

9.       COVENANTS.

         (a) This Debenture is issued subject to and with the benefit of all the covenants, terms and conditions in Schedule "A" hereto which Schedule forms a part hereof.

         (b) In addition to such covenants, terms and conditions, the Company covenants with RoyNat that so long as this Debenture remains outstanding the Company shall:

                  (i) execute and deliver all such documents as may be necessary to maintain in force the pre-authorized payment system specified in the Offer of Finance;

                  (ii) not permit the breach of any financial or other material covenant of the Company made in favour of the Bank of Nova Scotia or any other senior operating lender of the Company;

                  (iii) maintain Consolidated Working Capital at a minimum ratio of 1.75:1;

                  (iv) not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking or assets (including all or part of the Mortgaged Premises) would become the property of any other person or any person resulting or continuing from such transaction without the prior written consent of RoyNat. For the purposes of this Debenture, person is to be broadly interpreted and shall include an individual, a company, a partnership, a trust, an unincorporated organization, a joint venture, and the executors, administrators or other legal representatives of an individual in such capacity;

                  (v) not, nor shall it permit any of its subsidiaries to, create, incur, assume or suffer to be created, incurred or assumed, or otherwise become directly or indirectly liable upon or in respect of, or suffer to exist, Funded Indebtedness, unless RoyNat otherwise consents in writing; and

                  (vi) not act or fail to act in any way which would result in any breach of the covenants set out in Section
                           2.1.10 of the unanimous shareholders agreement between the Company, RoyNat, MDC Corporation Inc., RGG Acquisition Inc. and McGuggan LLP dated as of December 14, 2001.

10. OFFER OF FINANCE. This Debenture is being issued by the Company to RoyNat pursuant to the terms of a certain letter agreement between RGG Acquisition Inc. and RoyNat dated December 5, 2001 (such letter agreement including any amendments thereto being herein called the "Offer of Finance"). All terms and conditions of the Offer of Finance shall remain in full force and effect, except to the extent inconsistent with the provisions of this Debenture.

11. MAXIMUM RECOVERY. If any amounts, whether on account of interest, fees, bonus or additional consideration, becomes payable to or is received by RoyNat pursuant to this Debenture, the Offer of Finance, any other security document or other agreement which would exceed the maximum amount recoverable under applicable law on moneys advanced by RoyNat:

         (a) any amounts so payable shall be reduced and are hereby limited to the maximum amount recoverable under applicable law;

         (b) any amounts so received by RoyNat shall, at RoyNat's option, either be returned to the Company or, notwithstanding Section 4 hereof, be deemed to have been received by RoyNat as a partial redemption of this Debenture and shall be credited against principal payable hereunder in inverse order of maturity; and

         (c) if paragraph (a) requires the reduction in an amount or amounts payable to RoyNat, RoyNat in its sole discretion shall determine which amount or amounts shall be reduced to ensure compliance with this Section 11.

12. EXTENSIONS AND AMENDMENTS. Any agreement for the extension of the time of payment of the moneys hereby secured or any part thereof made at, before or after maturity, and prior to the execution of a discharge or release of this Debenture, or any agreement for altering the term, rate of interest (whether increased or decreased), the amount of the principal payments hereunder or any other covenant or condition hereof, need not be registered in any office of public record but shall be effectual and binding upon the Company and upon every subsequent mortgagee, chargee, encumbrancer or other person claiming an interest in the Mortgaged Premises or any part thereof when executed by the Company and delivered to RoyNat.

13. RECEIPT. The Company hereby acknowledges receipt of a true copy of this Debenture and, to the extent permitted by law, waives all rights to receive from RoyNat a copy of any financing statement or financing change statement filed, or any verification statement received, at any time in respect of this Debenture or any supplemental or collateral security granted to RoyNat.

14. BINDING EFFECT, GOVERNING LAW AND HEADINGS. These presents are binding upon the parties hereto and their respective successors and assigns. This Debenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The division of this Debenture into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture.

15. INVALIDITY, ETC. Each of the provisions contained in this Debenture is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision of Debenture.

16. INTEREST CALCULATION. Interest payable on the Debenture shall be payable both before and after demand, default and judgment at the Loan Rate with interest on overdue interest at the same rate. For the purposes of THE INTEREST ACT (Canada), the yearly rate of interest to which the rate of interest per annum is payable on or is in respect of amounts owing on the Debenture shall be calculated on the basis of a 365 day year.

17. TRANSFERS. This Debenture and the rights hereunder are transferable by RoyNat without the consent of the Company. In the event that RoyNat effects a partial transfer of this Debenture, RoyNat shall advise the Company of the name, address and facsimile number of the transferee, the portion of this Debenture transferred and the date of transfer and the Company shall forthwith thereafter issue RoyNat and the transferee a replacement Debenture with terms identical to this Debenture (save for the principal amount owing) without cost or charge to RoyNat or the transferee, and this Debenture shall thereafter be deemed surrendered. RoyNat and any transferee hereof shall be entitled to the rights evidenced by this Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder of this Debenture.

FOR ALBERTA AND SASKATCHEWAN

18. WAIVER OF CERTAIN LEGISLATION. The Company hereby declares and covenants that:

         (a) THE LAND CONTRACTS (ACTIONS) ACT (Saskatchewan) shall have no application to any action as defined in THE LAND CONTRACTS (ACTIONS) ACT with respect to this Debenture, any of the Mortgaged Premises or any supplemental or collateral security granted to RoyNat;

         (b) THE LIMITATION OF CIVIL RIGHTS ACT (Saskatchewan) shall have no application to: (i) this Debenture; (ii) any indenture, instrument or agreement entered into by the Company, at any time hereafter, supplemental, collateral or ancillary hereto or in implementation of this Debenture or the Offer of Finance and involving the payment by the Company of money or the liability of the Company to pay money; (iii) any mortgage, charge or other security for the payment of the money made, given or created by this Debenture; (iv) any instrument or agreement entered into by the Company at any time hereafter, renewing or extending or collateral to this Debenture or any other security given to RoyNat by the Company; or (v) the rights, powers or remedies of RoyNat or a Receiver or any other person under this Debenture or under any other security granted by the Company to RoyNat or instrument or agreement collateral, supplemental or ancillary hereto or referred to in this Debenture; and

         (c) to the extent permitted by law, the Company expressly waives its rights under the ALBERTA INSURANCE ACT and THE FIRE PREVENTION (METROPOLIS) ACT, 1774 (GEO III, Ch. 78).

FOR BRITISH COLUMBIA

19.      RIGHT OF CONSOLIDATION.

         (a) The right of consolidation shall apply to this Debenture notwithstanding Section 31 of the PROPERTY LAW ACT of British Columbia or any similar statutory provision in force from time to time.

         (b) For the purposes of Section 203 of the LAND TITLE ACT (British Columbia), the floating charge hereby created over the Borrower's real and immovable property, both freehold and leasehold, shall become a fixed charge thereon upon the earlier of:

                  (i) the occurrence of an event described in Sections 9(e), (f), (g) or (h) of Schedule "A" hereto; or

                  (ii) RoyNat taking any action pursuant to Section 10 of Schedule "A" hereto to enforce and realize on the security hereby constituted.

         IN WITNESS WHEREOF the Company has executed this Debenture.

                                             REGAL GREETINGS & GIFTS CORPORATION


                                             By:
                                                --------------------------------
                                                Name:  Anthony R. Calandra
                                                Title: Vice-President

                                  SCHEDULE "A"
                                  ------------

1.       THE COMPANY HEREBY DECLARES, COVENANTS AND AGREES THAT IT:

         (a) AS TO TITLE - is the sole legal and beneficial owner of the Mortgaged Premises and owns the same free of all encumbrances other than Permitted Encumbrances;

         (b) FURTHER ASSURANCES - shall at its expense on the request of RoyNat, execute and deliver to RoyNat such further assurances and documents as RoyNat may require to perfect RoyNat's security on all or any part of the Mortgaged Premises, or to specifically charge any or all of the property then subject to the floating charge created hereby;

         (c) PAY COSTS - shall pay all costs and expenses (including legal fees and disbursements on a solicitor and own client basis) of RoyNat incidental to or which in any way relates to this Debenture or its enforcement including (i) the preparation, execution and filing of this Debenture and any instruments postponing, discharging, amending, extending or supplemental to this Debenture or any security required by any Offer of Finance ("RoyNat's Security"); (ii) perfecting and keeping perfected RoyNat's Security; (iii) maintaining the intended priority of RoyNat's Security on all or any part of the Mortgaged Premises; (iv) taking, recovering or possessing the Mortgaged Premises; (v) taking any actions or other proceedings to enforce the remedies provided herein or otherwise in relation to this Debenture or the Mortgaged Premises, or by reason of a default hereunder or the non-payment of the moneys hereby secured; (vi) taking proceedings, giving notices and giving responses required under any applicable law concerning or relating to RoyNat's Security, including compliance with the provisions of applicable bankruptcy, insolvency, personal property security and mortgage enforcement legislation; (vii) any inspections required to be made to the Mortgaged Premises, or the review of any plans, specifications or other documentation which may require the approval or consent of RoyNat; (viii) responding to or participating in proceedings in the nature of those described in Sections 9(e), (f) and (g) hereof; and (ix) obtaining the advice of counsel and other advisors in relation to the foregoing;

                  all such costs and expenses and other monies payable hereunder, together with interest at the Loan Rate, shall be payable on demand and shall upon being incurred by RoyNat be secured hereby and constitute a charge on the Mortgaged Premises and any proceeds of realization;

         (d) TO PAY RENTS AND TAXES - shall pay all rents, taxes and assessments lawfully imposed upon the Mortgaged Premises or any part thereof and upon the income and profits of the Company when the same become due and payable, shall show to RoyNat on request receipts for such payment;

         (e) TO MAINTAIN CORPORATE EXISTENCE AND SECURITY - shall maintain its corporate existence, shall keep the Mortgaged Premises in good condition and repair, shall maintain the security hereby created as a valid and effective security at all times so long as any moneys are outstanding hereunder, shall carry on and conduct its business in a proper and efficient manner and in accordance with all applicable law, shall not materially alter the kind of business carried on by it, shall advise RoyNat promptly in writing of any proposed change in its name, shall observe and perform all of its obligations under leases, licences and other agreements to which it is a party so as to preserve and protect the Mortgaged Premises and the income therefrom, and shall keep proper books of accounts with correct entries of all transactions in relation to its business. The Company acknowledges, covenants and agrees that if it amalgamates with any other company or companies, then
                  (i) the Mortgaged Premises and the security interests created by this Debenture will extend to and include all the property and assets of the amalgamated Company and to any property or assets of the amalgamated Company thereafter owned or acquired, (ii) the term "Company", where used in this Debenture, will extend to and include the amalgamated Company;

         (f) NOT TO SELL - shall not, except as otherwise permitted hereunder, remove, destroy, lease, sell or otherwise dispose of any of the Mortgaged Premises; provided that the Company may sell or otherwise dispose of furniture, machinery, equipment, vehicles and accessories which have become worn out or damaged or otherwise unsuitable for their purposes on condition that it shall substitute therefor, subject to the lien hereof and free from prior liens or charges, property of equal value so that the security hereby constituted shall not thereby be in any way reduced or impaired;

         (g) NO OTHER LIENS - shall not create, assume or suffer to exist any charge, lien, security interest or encumbrance upon any Mortgaged Premises ranking or purporting to rank in priority to or pari passu with the security interest created hereunder, other than Permitted Encumbrances; provided that no provision hereof shall be construed as a subordination or postponement of the security interest created hereunder to or in favour of any other charge, lien, security interest or encumbrance, whether or not it is a Permitted Encumbrance;

         (h) TO HOLD PROCEEDS OF UNAUTHORIZED SALE IN TRUST - in the event the Mortgaged Premises or any part thereof are sold or disposed of prior to the full discharge of this Debenture by RoyNat, in any manner not authorized by this Debenture, shall hold all proceeds of such sale or disposition received by the Company as trustee for RoyNat until the Company has been fully released from this Debenture by RoyNat;

         (i) TO INSURE - shall keep insured the Mortgaged Premises with reputable insurers approved by RoyNat in such amounts against loss or damage by fire and other causes or perils as RoyNat may reasonably require and shall pay all premiums necessary for such purposes as the same shall become due. All policies of insurance issued in respect of the Mortgaged Premises and all proceeds thereof are hereby assigned to RoyNat as security for the Company's obligations hereunder. Each policy of insurance shall show RoyNat as loss payee, as its interest may appear, shall contain such mortgage clauses as RoyNat may require, shall be in terms satisfactory to RoyNat and, at the request of RoyNat, shall be delivered to and held by RoyNat subject to the rights of holders of Permitted Encumbrances;

         (j) TO FURNISH PROOFS - shall forthwith on the happening of any loss or damage furnish at its expense all necessary proofs and do all necessary acts to enable RoyNat to obtain payment of the insurance moneys subject to the rights of holders of Permitted Encumbrances;

         (k) INSPECTION BY ROYNAT - shall allow any employees or third parties retained by RoyNat at any reasonable time to enter the premises of the Company to inspect the Mortgaged Premises, including without limitation the right to undertake soil, ground water, environmental or other tests, measurements or surveys in, on or below the Mortgaged Premises, and to inspect the books and records of the Company and make extracts therefrom, and shall permit RoyNat prompt access to such other persons as RoyNat may deem necessary or desirable for the purposes of inspecting or verifying any matters relating to any part of the Mortgaged Premises or the books and records of the Company, provided that any information so obtained shall be kept confidential, save as required by RoyNat in exercising its rights hereunder or pursuant to any applicable law or court order. The Company shall pay all costs and expenses of third parties (including legal fees and disbursements on a solicitor and own client basis) retained by RoyNat for purposes of inspection under this Section 1(k);

         (l) DELIVER FINANCIAL STATEMENTS - shall deliver to RoyNat within 90 days of the close of each financial year of the Company one copy of the audited annual financial statements for that year, including the balance sheet and statements of income, retained earnings and changes in financial position accompanied by the report of the Company's auditors, and such other statements or reports as may be required by RoyNat in the Offer of Finance, and within 15 days after each month, one copy of the interim financial statements signed by an authorized officer of the Company, all of which financial statements shall be prepared in accordance with generally accepted accounting principles; and shall at the same time deliver to RoyNat copies of all management reports prepared by the auditors of the Company together with any other statements stipulated in the Offer of Finance;

         (m) NOT TO CREATE CERTAIN CHARGES - without the prior written consent of RoyNat, shall not create or suffer to exist any charge or encumbrance over all or any portion of the Mortgaged Premises ranking or purporting to rank prior to or pari passu with the charges hereof, other than Permitted Encumbrances, and shall not permit any subsidiary to mortgage, charge or otherwise encumber any of its property or assets or issue any bonds, debentures, shares or other securities, except to the Company;

         (n) NOT TO REMOVE - prior to the removal of any of the Mortgaged Premises from the province in which it is situated at the date of this Debenture or to leasehold property, the Company shall effect such further registrations and obtain such other consents and give such other security, at the sole cost and expense of the Company, as may be required or desirable to protect or preserve the security hereby created, and the Company shall forthwith notify RoyNat of the intended removal and the action proposed to be taken.

         (o) NO ACTIONS - has received no notice of and has no knowledge of any pending, potential or threatened litigation or claim for judicial or administrative action which would adversely affect the Mortgaged Premises or their use or market value;

         (p)      COMPLIANCE WITH ENVIRONMENTAL LAWS -

                  (i) shall conduct and maintain its business, operations and the Mortgaged Premises so as to comply in all respects with all applicable Environmental Laws, including obtaining all necessary licenses, permits, consents and approvals required to own or operate the Mortgaged Premises and the business carried out on, at or from the Mortgaged Premises;

                  (ii) except as specifically permitted by RoyNat in writing, the Company shall not permit or suffer to exist, Contaminants or dangerous or potentially dangerous conditions in, on or below the Mortgaged Premises including, without limitation, any polychlorinated biphenyls, radio-active substances, underground storage tanks, asbestos or urea formaldehyde foam insulation;

                  (iii) has no knowledge of the existence of Contaminants or dangerous or potentially dangerous conditions at, on or under the Mortgaged Premises or any properties in the vicinity of the Mortgaged Premises which could affect the Mortgaged Premises or the market value thereof or in levels that exceed the standards in Environmental Laws;

                  (iv) has no knowledge of the Mortgaged Premises, or any portion thereof, having been used for the disposal of waste;

                  (v) has not given or received, nor does it have an obligation to give, any notice, claim, communication or information regarding any past, present, planned or threatened treatment, storage, disposal, presence, release or spill of any Contaminant at, on, under or from the Mortgaged Premises or any property in the vicinity of the Mortgaged Premises, including any notice pursuant to any Environmental Laws or any environmental report or audit. The Company shall notify RoyNat promptly and in reasonable detail upon receipt of any such claim, notice, communication or information or if the Company becomes aware of any violation or potential violation of the Company of any Environmental Laws and shall describe therein the action which the Company intends to take with respect to such matter;

                  (vi) shall at the Company's expense establish and maintain a system to assure and monitor continued compliance with, and to prevent the contravention of, Environmental Laws, which system shall include periodic reviews of such compliance system and the Company shall provide an annual report to RoyNat regarding the Company's environmental performance, and the effectiveness of such system;

                  (vii) shall promptly advise RoyNat in writing of any material adverse change in the environmental or other legal requirements affecting the Company or the Mortgaged Premises upon the Company becoming aware of any such change, and the Company shall provide RoyNat with a copy of any of the orders, by-laws, agreements or other documents pursuant to which any such change is effected or documented;

                  (viii) shall at the Company's expense promptly take or cause to be taken any and all necessary remedial or clean-up action in response to the presence, storage, use, disposal, transportation, release or discharge of any Contaminant in, on, under or about any of the Mortgaged Premises, or used by the Company, in compliance with all material laws including, without limitation, Environmental Laws, and in accordance with the orders and directions of all applicable federal, state, provincial, municipal and local governmental authorities;

                  (ix) shall deliver to RoyNat a true and complete copy of all environmental audits, evaluations, assessments, studies or tests relating to the Mortgaged Premises or the Company now in its possession or control or forthwith after the completion thereof, or upon such materials coming into the Company's possession or control;

                  (x) shall at the Company's expense, if reasonably requested by RoyNat in writing, retain an environmental consultant acceptable to RoyNat, acting reasonably, to undertake environmental tests and to prepare a report or audit with respect to the Mortgaged Premises and deliver same to RoyNat for its review; and

                  (xi) shall indemnify and save harmless RoyNat, its officers, directors, employees, agents and shareholders from and against all losses, liabilities, damages or costs (including legal fees and disbursements on a solicitor and own client basis) suffered including, without limitation, the cost or expense of any environmental investigation, the preparation of any environmental or similar report, and the costs of any remediation arising from or relating to any breach of the foregoing covenants of this Section 1(p), any breach by the Company or any other person now or hereafter having an interest in the Mortgaged Premises which is asserted or claimed against RoyNat; the presence, in any form, of any Contaminant on or under the Mortgaged Premises, or the discharge, release, spill or disposal of any contaminant by the Company, which is asserted or claimed against any of these indemnified persons. This indemnity shall survive the payment in full of all amounts secured hereunder and the discharge of this Debenture. RoyNat shall hold the benefit of this indemnity in trust for those indemnified persons who are not parties to this Debenture.

2. WAIVER OF COVENANTS. RoyNat may waive in writing any breach by the Company of any of the provisions contained in this Debenture or any default by the Company in the observance or performance of any covenant or condition required to be observed or performed by the Company hereunder, provided that no such waiver or any other act, failure to act or omission by RoyNat shall extend to or be taken in any manner to affect any subsequent breach or default or the rights of RoyNat resulting therefrom.

3. PERFORMANCE OF COVENANTS BY ROYNAT. If the Company shall fail to perform any covenant on its part herein contained, RoyNat may in its absolute discretion perform any such covenant capable of being performed by it, but RoyNat shall be under no obligation to do so. If any such covenant requires the payment of money or if the Mortgaged Premises or any part thereof shall become subject to any charge ranking in priority to the lien hereof, RoyNat may in its absolute discretion make such payment and/or pay or discharge such charge, but shall be under no obligation to do so. All sums so paid by RoyNat, together with interest at the Loan Rate, shall be payable by the Company on demand and shall constitute a charge upon the Mortgaged Premises. No such performance or payment shall relieve the Company from any default hereunder or any consequences of such default.

4. APPOINTMENT OF MONITOR. If in the opinion of RoyNat, acting reasonably, a material adverse change has occurred in the financial condition of the Company, or if RoyNat in good faith believes that the ability of the Company to pay any of its obligations to RoyNat or to perform any other covenant contained herein has become impaired or if an event of default has occurred, RoyNat may by written notice to the Company, appoint a monitor (the "Monitor") to investigate any or a particular aspect of the Company or its business and affairs for the purpose of reporting to RoyNat. The Company shall give the Monitor its full co-operation, including full access to facilities, assets and records of the Company and to its creditors, customers, contractors, officers, directors, employees, auditors, legal counsel and agents. The Monitor shall have no responsibility for the affairs of the Company nor shall it participate in the management of the Company's affairs and shall incur no liability in respect thereof or otherwise in connection with the Company, its business and affairs or the Mortgaged Premises. The Monitor shall act solely on behalf of RoyNat and shall have no contractual relationship with the Company as a consultant or otherwise. The appointment of a Monitor shall not be regarded as an act of enforcement of this Debenture. All reasonable fees and expenses of the Monitor (including legal fees and disbursements on a solicitor and own client basis) shall be paid by the Company upon submission to it of a written invoice therefor. RoyNat may at its option upon the occurrence of an event of default appoint or seek to have appointed the Monitor as Receiver, receiver and manager, liquidator, or trustee in bankruptcy of the Company or the Mortgaged Premises or any part thereof.

5. APPLICATION OF INSURANCE PROCEEDS. Any insurance moneys received by RoyNat pursuant to Sections 1(i) and/or 1(j) above may at the option of RoyNat be applied to rebuilding or repairing the Mortgaged Premises, or be paid to the Company, or any such moneys or any insurance moneys received by RoyNat upon the death of any person whose life is insured under any policy of insurance assigned to RoyNat as security for the obligations of the Company hereunder may be applied in the sole discretion of RoyNat, in whole or in part, to the repayment of the principal amount hereby secured or any part thereof whether then due or not, with any partial payments to be credited against principal instalments payable hereunder in inverse order of their maturity dates.

6. NO MERGER OR NOVATION. The taking of any judgment or the exercise of any power of seizure or sale shall not operate to extinguish the liability of the Company to perform its obligations hereunder or to pay the moneys hereby secured, shall not operate as a merger of any covenant herein contained or affect the right of RoyNat to interest at the Loan Rate in effect from time to time hereunder, and the acceptance of any payment or other security shall not constitute or create any novation. The execution and delivery of this Debenture or of any instruments or documents supplemental hereto shall not operate as a merger of any representation, warranty, term, condition or other provision contained in any other obligation or indebtedness of the Company to RoyNat or under any Offer of Finance.

7. SECURITY IN ADDITION. The security hereby constituted is in addition to any other security now or hereafter held by RoyNat. The taking of any action or proceedings or refraining from so doing, or any other dealings with any other security for the moneys secured hereby, shall not release or affect the charges created hereby.

8. PARTIAL DISCHARGES. RoyNat may in its sole discretion grant partial discharges or releases of security in respect of any of the Mortgaged Premises on such terms and conditions as it shall deem fit and no such partial discharges or releases shall affect the remainder of the security constituted hereby nor shall it alter the obligations of the Company hereunder.

9. EVENTS OF DEFAULT. The whole of the principal balance remaining unpaid together with interest and all other moneys secured by this Debenture shall, at the option of RoyNat, become immediately due and payable and the security hereby created shall become enforceable in each of the following events (each event being herein called an "event of default"):

         (a) if the Company defaults in payment of the principal of or interest on this Debenture or on any other indebtedness of the Company to RoyNat when the same becomes due;

         (b) if the Company defaults in the performance or observance of any of the covenants contained in Section 9(b) of the Debenture or in Sections 1(f), (g), (k), (m) or (n) of this Schedule or Section 4 of this Schedule;

         (c) if the Company defaults in the performance or observance of any other covenant or condition herein contained and such default shall continue for 10 days after written notice thereof to the Company by RoyNat;

         (d) if there is any material misrepresentation or misstatement contained in any certificate or document delivered by an officer or director of the Company in connection with this Debenture or in connection with any other agreement, document, certificate or instrument of any kind whatsoever delivered at any time by the Company to RoyNat;

         (e) if the Company institutes any proceeding or takes any corporate action or executes any agreement or notice of intention to authorize its participation in or commencement of any proceeding (i) seeking to adjudicate it a bankrupt or insolvent, or (ii) seeking liquidation, dissolution, winding up, restructuring, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any application under the COMPANIES' CREDITORS ARRANGEMENT ACT or any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation or organization);

         (f) the Company becomes bankrupt or insolvent or commits an act of bankruptcy, or any proceeding is commenced against or affecting the Company:

                  (i)      seeking to adjudicate it a bankrupt or insolvent;

                  (ii) seeking liquidation, dissolution, winding up, restructuring, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation or organization); or

                  (iii) seeking appointment of a receiver, receiver and manager, liquidator, trustee, agent, custodian or other similar official for it or for any part of its properties and assets, including the Mortgaged Premises or any part thereof;

         (g) any order or judgment is issued by a court granting any of the relief referred to in Section 9(f) hereof;

         (h) if an encumbrancer or secured creditor shall appoint a receiver or agent or other similar official over any part of the Mortgaged Premises, or take possession of any part of the Mortgaged Premises or if any execution, distress or other process of any court becomes enforceable against any of the property of the Company, or a distress or like process is levied upon any of such property;

         (i) if the Company takes any corporate proceedings for its dissolution, liquidation or amalgamation with another company or if the corporate existence of the Company shall be terminated by expiration, forfeiture or otherwise;

         (j) if a default occurs under any agreement supplemental hereto or under any other security previously, now or hereafter granted to RoyNat by the Company or any guarantor of the obligations of the Company or should any party to any agreement supplemental or collateral hereto fail to carry out or observe any covenant or condition on its part to be observed or performed and such default continues for 10 days after written notice thereof to the Company by RoyNat;

         (k) if RoyNat, in good faith and upon commercially reasonable grounds, believes that the prospect of payment or performance of any of the obligations is or is about to be impaired or that the Mortgaged Premises or any part thereof is or is about to be placed in jeopardy;

         (l) if Voting Control of the Company shall change without the prior written consent of RoyNat; or

         (m) if a default, breach, material misrepresentation or material misstatement occurs or is made, or is permitted to occur or to be made, under any agreement, promissory note, debt obligation, guarantee or otherwise now or hereafter granted by or entered into by the Company to or with RoyNat, any other bank, financial institution or other lender.

10. ENFORCEMENT. Upon the happening of any event of default, RoyNat may exercise any rights, powers or remedies available to RoyNat at law or in equity or under applicable legislation and, in addition, shall have the following rights, powers and remedies:

         (a) to enter upon and take possession of all or any part of the Mortgaged Premises;

         (b) to hold, use, repair, preserve and maintain all or any part of the Mortgaged Premises and make such replacements thereof and additions thereto as RoyNat shall deem advisable;

         (c) to exercise all powers necessary to the performance of all functions provided for herein including without limitation the powers to purchase on credit, to borrow money in the Company's name or in its own name and to advance its own money to the Company at such rates of interest as it may deem reasonable;

         (d) to sell, for cash or credit or part cash and part credit, lease or dispose of or otherwise realize upon all or any part of the Mortgaged Premises whether by public auction or by private sale for New Brunswick, (whether pursuant to the Power of Sale contained in the PROPERTY ACT, 1973 R.S.N.B., c-P-19, or otherwise) or lease in such manner as RoyNat in its absolute discretion may determine, provided that it shall not be incumbent on RoyNat to sell, lease or dispose of the said property but that it shall be lawful for RoyNat peaceably to use and possess the same without hindrance or interruption by the Company, or any other person or persons whomsoever, and to receive income from such property and to convey, transfer and assign to a purchaser or purchasers the title to any undertaking, property and assets so sold and provided further that in the case of a sale on credit RoyNat shall only be liable to account to the Company, any subsequent encumbrancers and others for moneys actually received by RoyNat;

         (e) to appoint by instrument in writing any person or persons to be a Receiver of all or any portion of the undertaking, property and assets hereby charged, to fix the Receiver's remuneration and to remove any Receiver so appointed and appoint another or others in his stead; and

         (f) to apply to any court of competent jurisdiction for the appointment of a Receiver of all or any portion of the undertaking, property and assets hereby charged.

11.      POWERS OF RECEIVER.

         (a)      Any Receiver shall have all of the powers of RoyNat set out in
                  Section 10 of this Schedule and, in addition, shall have the following powers:

                  (i) to carry on the business of the Company and to enter into any compromise or arrangement on behalf of the Company; and

                  (ii) with the prior written consent of RoyNat to borrow money in his name or in the Company's name, for the purpose of carrying on the business of the Company and for the preservation and realization of the undertaking, property and assets of the Company including, without limitation, the right to pay persons having prior charges or encumbrances on properties on which the Company may hold charges or encumbrances, with any amount so borrowed and any interest thereon to be a charge upon the Mortgaged Premises in priority to this Debenture;

         (b) Any Receiver appointed pursuant to the provisions hereof shall be deemed to be an agent of the Company for the purposes of:

                  (i) carrying on and managing the business and affairs of the Company, and

                  (ii) establishing liability for all of the acts or omissions of the Receiver while acting in any capacity hereunder and RoyNat shall not be liable for such acts or omissions,

provided that, without restricting the generality of the foregoing, the Company irrevocably authorizes RoyNat to give instructions to the Receiver relating to the performance of its duties as set out herein.

12. APPLICATION OF MONEYS. All moneys actually received by RoyNat or by the Receiver pursuant to Sections 10 and 11 of this Schedule shall be applied:

         (a) first, in payment of claims, if any, of secured creditors of the Company, including any claim of the Receiver pursuant to
                  Section 11(a), ranking in priority to the charges created by this Debenture as directed by RoyNat or the Receiver;

         (b) second, in payment of all costs, charges and expenses of and incidental to the appointment of the Receiver (including legal fees and disbursements on a solicitor and its own client basis) and the exercise by the Receiver or RoyNat of all or any of the powers granted to them under this Debenture, including the reasonable remuneration of the Receiver or any agent or employee of the Receiver or any agent of RoyNat and all outgoings properly paid by the Receiver or RoyNat in exercising their powers as aforesaid;

         (c) third, in or towards the payment to RoyNat of all moneys due to it by the Company in such order as RoyNat in its sole discretion may determine;

         (d) fourth, in or towards the payment of the obligation of the Company to persons, if any, with charges or security interests against the Mortgaged Premises ranking subsequent to those in favour of RoyNat; and

         (e) fifth, subject to applicable law, any surplus shall be paid to the Company.

13. RESTRICTION ON COMPANY AND ITS OFFICERS AND DIRECTORS. Upon the Company receiving notice from RoyNat of the taking of possession of the Mortgaged Premises or the appointment of a Receiver, all the powers, functions, rights and privileges of each of the directors and officers of the Company with respect to the properties, business and undertaking of the Company shall cease unless specifically continued by the written consent of RoyNat.

14. DISCHARGE AND SATISFACTION. Upon payment by the Company to RoyNat of all moneys hereby secured, these presents shall cease and become null and void and the Mortgaged Premises shall revest in the Company without any acknowledgement or formality, but RoyNat shall upon the request and at the expense of the Company, execute and deliver to the Company a full release and discharge.

15. NO OBLIGATION TO ADVANCE. Neither the issue and delivery of this Debenture nor the advance of any funds hereunder shall obligate RoyNat to advance any further funds hereunder or otherwise make credit available to the Company, nor will RoyNat have any liability for any failure or delay on its part to exercise any rights hereunder.

16. LIMITED POWER OF ATTORNEY. The Company hereby appoints RoyNat as the Company's attorney, with full power of substitution, in the name and on behalf of the Company, to execute, deliver and do all such acts, deeds, leases, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as the Company has agreed to execute, deliver and do hereunder, under any Offer of Finance or otherwise, or as may be required by RoyNat or any Receiver to give effect to this Debenture or in the exercise of any rights, powers or remedies hereby conferred on RoyNat or any Receiver, and generally to use the name of the Company in the exercise of all or any of the rights, powers or remedies hereby conferred on RoyNat or any Receiver. This appointment, being coupled with an interest, shall not be revoked by the insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of the Company or for any other reason.

17. INTERPRETATION. As used herein the following expressions shall have the following meanings:

         (a) "Business Day" means any day except Saturday, Sunday or a statutory holiday.

         (b) "Capital Lease Obligations" means the obligations of the Company to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property, which obligations are to be paid over a term (including the initial term and the term of all renewal options) which could (if all such renewal options were to be exercised) exceed 36 months, or which obligations are required to be classified and accounted for as a capital lease on a balance sheet of the Company under generally accepted accounting principles;

         (c) "Contaminant" means any solid, liquid, gas, odour, heat, sound, smoke, waste, vibration, radiation or combination of any of them resulting directly or indirectly from human activities that may cause: (i) impairment of the quality of the natural environment for any use that can be made of it,
                  (ii) injury or damage to property or to plant or animal life,
                  (iii) harm or material discomfort to any person, (iv) an adverse affect on the health of any person, (v) impairment of the safety of any person, (vi) rendering any property or plant or animal life unfit for use by man, (vii) loss of enjoyment of normal use of property, or (viii) interference with the normal conduct of business, and includes any pollutant or contaminant as defined in any applicable Environmental Laws and any biological, chemical or physical agent which is regulated, prohibited, restricted or controlled.

         (d) "Contingent Liabilities" of the Company at any time means the amount of all indebtedness and liabilities, contingent or otherwise, of any other person at such time,

                           (i) guaranteed, directly or indirectly, in any manner by the Company including, without limitation, (A) by procuring the issue of letters of credit or other similar instruments for the benefit of that other person, (B) by endorsement of bills of exchange (otherwise than for collection or deposit in the ordinary course of business), or (C) by the other person assigning debts of the Company (whether or not represented by an instrument) with recourse to the Company;

                           (ii) in effect guaranteed, directly or indirectly, by the Company through an agreement, contingent or otherwise:

                                    (A) to purchase such indebtedness or
                                    liabilities or to advance or supply funds for the payment or purchase of such indebtedness or liabilities;

                                    (B) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services in circumstances where it can reasonably be assumed that the purpose of such agreement was to provide funds to the debtor to enable the debtor to make payment of such indebtedness or liabilities or to provide goods or services to the debtor to enable it to satisfy other liabilities, regardless of the delivery or non-delivery of the property, products, materials or supplies or the provision or non-provision of the services, including take or pay or throughput agreements; or

                                    (C) to make any loan, advance, capital
                                    contribution to or other investment in the other Person for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition at any date or to provide funds for the payment of any liability, dividend or return of capital; or

                           (iii) secured by any lien upon property owned by the Company, even though the Company has not assumed or become liable for the payment of such indebtedness or liabilities.

         (e) "Environmental Laws" means the common law and all applicable federal, provincial, local, municipal, governmental or quasi-governmental laws, rules, regulations, licences, orders, permits, decisions or requirements concerning Contaminants, occupational or public health and safety or the environment and any other order, injunction, judgment, declaration, notice or demand issued thereunder;

         (f) "Funded Indebtedness" means, with respect to the Company at any particular time, the following:

                           (i) indebtedness for money borrowed and indebtedness represented by notes payable and drafts accepted representing extensions of credit (including, as regards any note or draft issued at a discount, the face amount of such note or draft);

                           (ii) all obligations (whether or not with respect to the borrowing of money) which are evidenced by bonds, debentures, notes or other similar instruments or not so evidenced but which would be considered to be indebtedness for borrowed money in accordance with generally accepted accounting principles;

                           (iii) all indebtedness upon which interest charges are customarily paid;

                           (iv) Capital Lease Obligations and all other indebtedness issued or assumed as full or partial payment for property or services or by way of capital contribution;

                           (v) any Contingent Liability relating to an obligation of a type referred to in (a) to (d) above; and

                           (vi) any of the foregoing amounts in respect of any subsidiary of the Company;

                  other than indebtedness owing to (i) RoyNat under the Debenture or under any security agreements and instruments granted by the Company to RoyNat as security for same, (ii) Bank of Nova Scotia in connection with the operating facility granted to the Company pursuant to a Commitment Letter dated December, 2001 and (iii) MDC Corporation Inc. under a promissory note dated December 14, 2001; for greater certainty, trade payables, expenses accrued in the ordinary course of business, customer advance payments and deposits received in the ordinary course of business do not constitute Funded Indebtedness;

         (g) "Inventory" means property of the Company held for sale including products purchased for resale, finished goods, work in process and raw materials but not including any property not intended to be directly incorporated in finished goods or products to be sold."

         (h) "Loan Rate" means the rate of interest specified in Section 3 of the Debenture.

         (i)      "Permitted Encumbrances" means any of the following:

                  (i) liens for taxes, assessments, governmental charges or levies not at the time due;

                  (ii) easements, rights of way or other similar rights in land existing at the date of this Debenture which in the aggregate do not materially impair the usefulness in the business of the Company of the property subject thereto;

                  (iii) rights reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, licence, franchise, grant or permit, or by any statutory provision, to terminate the same or to require annual or other periodic payments as a condition to the continuance thereof;

                  (iv) any lien or encumbrance the validity of which is being contested by the Company in good faith and in respect of which either there shall have been deposited with RoyNat cash in an amount sufficient to satisfy the same or RoyNat shall be otherwise satisfied that its interests are not prejudiced thereby;

                  (v) any reservations, limitations, provisos and conditions expressed in any original grant from the Crown;

                  (vi) title defects or irregularities which, in the opinion of counsel to RoyNat, are of a minor nature and in the aggregate shall not materially impair the usefulness in the business of the Company of the property subject thereto; and

                  (vii) validly perfected security given by the Company to any senior operating lender of the Company to which this Debenture has been subordinated on any assets of the Company.

         (j) "Receiver" shall include one or more of a receiver, receiver-manager or receiver and manager of all or a portion of the undertaking, property and assets of the Company appointed by RoyNat pursuant to this Debenture or by a court of competent jurisdiction.

         (k) "RoyNat" means RoyNat Inc., its successors and assigns and, where applicable, includes those for whom it acts as nominee or agent.

         (l) "Voting Control" means the ownership of a sufficient number of outstanding shares of a corporation to elect a majority of its directors; and "Voting Control of the Company" means the Voting Control of the Company stated in the Offer of Finance or such different Voting Control as shall have been effected with the prior written consent of RoyNat.

         (m) "Working Capital" of a company means the ratio of its current assets to its current liabilities calculated in accordance with generally accepted accounting principles with any dissent as to the calculation thereof being conclusively resolved by RoyNat; and "Consolidated Working Capital" means the Working Capital of the Company and all its subsidiaries calculated on a consolidated basis.